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                                                                    EXHIBIT 4.12

                      COMMON SECURITIES GUARANTEE AGREEMENT

                                       of

                            GREAT WOLF RESORTS, INC.
                                 (as Guarantor)

June ___, 2006

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                                      TABLE OF CONTENTS
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                                                                                                                                PAGE
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                                                             ARTICLE I
                                                            DEFINITIONS

Section 1.1. Definitions.......................................................................................................    2

                                                             ARTICLE II
                                                             GUARANTEE

Section 2.1. Guarantee.........................................................................................................    2
Section 2.2. Waiver of Notice and Demand.......................................................................................    3
Section 2.3. Obligations Not Affected..........................................................................................    3
Section 2.4. Rights of Holders.................................................................................................    4
Section 2.5. Guarantee of Payment..............................................................................................    4
Section 2.6. Subrogation.......................................................................................................    4
Section 2.7. Independent Obligations...........................................................................................    4

                                                            ARTICLE III
                                                    COVENANTS AND SUBORDINATION

Section 3.1. Subordination.....................................................................................................    5
Section 3.2. Pari Passu Guarantees.............................................................................................    5

                                                             ARTICLE IV
                                                            TERMINATION

Section 4.1. Termination.......................................................................................................    5

                                                             ARTICLE V
                                                           MISCELLANEOUS

Section 5.1. Successors and Assigns............................................................................................    5
Section 5.2. Amendments........................................................................................................    6
Section 5.3. Notices...........................................................................................................    6
Section 5.4. Benefit...........................................................................................................    7
Section 5.5. Interpretation....................................................................................................    7
Section 5.6. Governing Law.....................................................................................................    7
Section 5.7. Counterparts......................................................................................................    7
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     This GUARANTEE AGREEMENT, dated as of June __, 2006 is executed and delivered by GREAT WOLF RESORTS, INC., a Delaware corporation (the "Guarantor")
having its principal office at 122 West Washington Avenue, Madison, WI 53703, for the benefit of the Holders (as defined herein) from time to time of the
Common Securities (as defined herein) of GW Capital Trust II, a Delaware statutory trust (the "Issuer Trust").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Trust Agreement"), dated as of June __, 2006, among Great Wolf Resorts, Inc., as Sponsor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), two individuals selected by the holders of the Common Securities to act as administrative trustees with respect to the Issuer Trust and the Holders from time to time of undivided beneficial ownership interests in the assets of the Issuer Trust, the Issuer Trust is issuing $__ aggregate liquidation amount of its __% Common Securities, liquidation amount $25 per common security (the "Common Securities") [(including $___ in aggregate liquidation amount of additional Common Securities being issued pursuant to an over-allotment option granted to the underwriters of the trust preferred securities of the Trust)], representing common undivided beneficial ownership interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement;

     WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Trust Preferred Securities Guarantee Agreement") for the benefit of the holders of the Trust Preferred Securities (as defined in the Trust Agreement) in substantially identical terms to this Common Securities Guarantee Agreement, except that if any Event of Default (as defined in the Trust Agreement) resulting from a Debenture Default has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are subordinated to the rights of holders of Trust Preferred Securities to receive Guarantee Payments under the Trust Preferred Securities Guarantee Agreement.

     NOW, THEREFORE, in consideration of the purchase of the Common Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Common Securities.

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                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions.

     As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Common Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Common Securities called for redemption by the Issuer Trust, to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, unless Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to but excluding the date of payment, to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust (in either case, the "Liquidation Distribution"). If any Event of Default resulting from a Debenture Default has occurred and is continuing, no Guarantee Payments with respect to the Common Securities shall be made until holders of Trust Preferred Securities shall be paid in full the Guarantee Payments to which they are entitled under the Trust Preferred Securities Guarantee Agreement.

     "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Common Securities.

                                   ARTICLE II

                                    GUARANTEE

     Section 2.1. Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full, on a subordinated basis as set forth in Article III, to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the

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Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

     Section 2.2. Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 2.3. Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer Trust;

          (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

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     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 2.4. Rights of Holders.

     The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be for the benefit of the Holders; (ii) the Holders of a Majority in Liquidation Amount of the Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement or exercising any trust or power conferred under this Guarantee Agreement; and (iii) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer Trust or any other Person.

     Section 2.5. Guarantee of Payment.

     This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

     Section 2.6. Subrogation.

     The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement or any payments are due to the holders of Trust Preferred Securities under the Trust Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 2.7. Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

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                                  ARTICLE III

                           COVENANTS AND SUBORDINATION

     Section 3.1. Subordination.

     This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

     Section 3.2. Pari Passu Guarantees.

     The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of common securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                                   ARTICLE IV

                                   TERMINATION

     Section 4.1. Termination.

     This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Common Securities,
(ii) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Common Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case maybe, if at any time any Holder is required to repay any sums paid with respect to Common Securities or this Guarantee Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

     Section 5.1. Successors and Assigns.

     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article IX of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's

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obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

     Section 5.2. Amendments.

     Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Common Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

     Section 5.3. Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

          Great Wolf Resorts, Inc.
          122 West Washington Avenue

          Madison, Wisconsin 53703
          Facsimile No.: (608) 661-4701
          Attention:  Office of the Secretary

          (b) if given to the Issuer Trust, in care of the Property Trustee, at the Issuer Trust's (and the Property Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Property Trustee on behalf of the Issuer Trust may give notice to the Holders:

          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Facsimile No.:  (302) 636-4140
          Attention:  Corporate Trust Administration

          with a copy to:

          Great Wolf Resorts, Inc.
          122 West Washington Avenue

          Madison, Wisconsin 53703
          Facsimile No.:  (608) 661-4701
          Attention:  Office of the Secretary

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          (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 5.4. Benefit.

     This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

     Section 5.5. Interpretation.

     In this Guarantee Agreement, unless the context otherwise requires:

          (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a reference to the singular includes the plural and vice versa;
and

          (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     Section 5.6. Governing Law.

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 5.7. Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                     GREAT WOLF RESORTS, INC., as Guarantor

                                     By: _________________________
                                     Name:
                                     Title:

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